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                                                 has been marked with asterisks.

                                  EXHIBIT 10.2

[VIASOFT LOGO]             FY97 INCENTIVE PLAN


Employee:                  Kevin Hickey
--------
Position:                  Senior Vice President, Americas
--------
Region:                    Corporate
------
Effective Date:            July 1, 1996
--------------

Quota:                     $* * * *  Americas Annual License Revenue
-----                      $* * * *  Americas Annual Service Revenue

Territory Description or Geographic Scope:
------------------------------------------

Accounts in the Americas.

Revenue Qualification:
----------------------

Qualified revenue includes only those fees for the initial term of the licensing agreement for products, monthly rentals, training/consulting services, and any initial fees due upon execution of a service licensing agreement. Training/consulting services revenue will be net of any extraordinary expenses (e.g., non-reimbursable travel and computer services, subcontractors; unless they are used in place of employees) which VIASOFT is required to incur. Revenue for all other items such as maintenance, interest, royalties, and documentation, etc., are excluded.

Commissions are earned on product revenue in the month sold, providing all contractual matters are resolved, and the contract is signed by an authorized representative of VIASOFT. Commissions are earned on service revenue in the month performed, providing all contractual matters are resolved, and the contract is signed by an authorized representative of VIASOFT. Bonuses are earned on the last day of the fiscal quarter, or year, to which they are applicable. The employee must be actively employed as the SVP, Americas when the commission or bonus is earned to receive any commissions or bonuses. VIASOFT reserves sole discretion, without notice or limitation, to deduct revenues considered questionable or uncollectible from any compensation calculation, or to accept, reject, or cancel an order to a customer and to deny sales credit accordingly. In the event of termination, VIASOFT reserves the right to withhold any commission or bonus payments if VIASOFT has not yet received payment by the customer(s).

All of the following conditions must be satisfied for qualified revenue to constitute commissionable revenue:

1.  License Revenue
(a) There must be a fully executed and accepted product license agreement (signed by an authorized customer representative and an officer of VIASOFT) listing the qualified revenues. The license must be dated in the month being considered, or earlier, to be included for the month. (b) The licensed product must have been either shipped or installed at the customer site. (c) The customer must have accepted the licensed product. (d) All of the above must be satisfied by the close of business on the last working day of the month, for the revenue to be included for the month.


                       "CONFIDENTIAL TREATMENT REQUESTED"

FY97 Senior Vice President, Americas Incentive Plan for Kevin Hickey

2.  Service Revenue
(a) There must be a fully executed agreement (signed by an authorized customer representative and an officer of VIASOFT) listing the services to be performed.
(b) Revenues will be credited for commission purposes in the month performed.


Incentive Compensation:
-----------------------

1.  Commission Rates on Revenue

Commissions will be paid monthly by multiplying the commission factor by the monthly commissionable revenue as follows:

                                                           Commission Factors
                                                           ------------------
                                                          License      Service

           Up to 100% of the assigned  license  quota      * * *        * * *

           100% - 110% of the  assigned  license  quota    * * *        * * *

           Above 110% of the  assigned license quota       * * *        * * *

The commissions will be paid on the basis of a fiscal-year running total and are not retroactive. To determine the actual commissions payable each month, the monthly commissionable revenue is multiplied by the appropriate percent based on fiscal year-to-date performance. License revenue must be at 100% or better of the target in order to increase the commission on service revenue.


2.  Quarterly Americas Performance Bonus                      Target:  $* * * *

A quarterly bonus will be paid based on taking the Americas Operations profit attainment and applying it against the actual P&L statement profit figure (license revenue + services revenue less the sales/marketing/services expenses) to obtain the profit attainment percentage. This percentage will be multiplied against the target amount using the following formula:

         If Profit Attainment Percentage is less than 75%, the bonus is zero.

         If Profit Attainment Percentage is greater than or equal to 75% and less than 90%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 0.5).

         If Profit  Attainment  Percentage  is greater  than or equal to 90% and
         less  than  110%,  the  bonus  is  the  Profit  Attainment   Percentage
         multiplied by the Target Bonus.

         If Profit Attainment Percentage is greater than or equal to 110%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.25).

There will be no bonus paid if profit attainment is below 75% of plan for the quarter. Missed quarterly bonuses cannot be recovered in future quarters. The maximum bonus paid each quarter will be $* * .


VIASOFT CONFIDENTIAL                                                           2
                       "CONFIDENTIAL TREATMENT REQUESTED"

FY97 Senior Vice President, Americas Incentive Plan for Kevin Hickey

3.  Annual Company Performance Bonus                           Target:  $* * * *

A bonus will be paid based on taking VIASOFT's annual IBT (Income Before Taxes) attainment and applying it against the budgeted IBT (Profit Attainment Percentage). Bonuses will be paid according to the following table. If IBT is 85% below plan for the year, there will be no bonus paid. Bonuses will be prorated if participation begins within the fiscal year.

         If Profit Attainment Percentage is less than 85%, the bonus is zero.

         If Profit Attainment Percentage is greater than or equal to 85% and less than 90%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 0.5).

         If Profit  Attainment  Percentage  is greater  than or equal to 90% and
         less  than  105%,  the  bonus  is  the  Profit  Attainment   Percentage
         multiplied by the Target Bonus.

         If Profit  Attainment  Percentage  is greater than or equal to 105% and
         less  than  130%,  the  bonus  is  the  Profit  Attainment   Percentage
         multiplied by (Target Bonus X 1.25).

         If Profit Attainment Percentage is greater than or equal to 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.5).

Example: IBT performance at 110% will result in a bonus of $* * * * (110% X $ * * * X 1.25).

President's Club:
-----------------

The Senior Vice President, Americas and his/her spouse (or boyfriend/girlfriend) will participate in the President's Club provided the individual is employed in this capacity at the time of the President's Club.

President's Club attendance is NOT part of the SVP's regular compensation. Should the SVP transfer to another department, be unable to attend for personal reasons (i.e., illness, death in the family, etc.), or leave VIASOFT, the SVP forfeits the opportunity to attend and will receive no compensation in lieu of attending.

Chargeback:
-----------

Any revenue that was included in commissionable revenues for which the invoice has not been paid by the customer within 90 days after inclusion or that is refunded the customer, will be charged back against any commissionable revenues or applicable bonuses at the expiration of such 90-day period. In the event of charged back sales, commission credit will be reinstated only upon the receipt of payment. In the event of either termination or voluntary resignation, any commissions which are charged back will be offset against salary, vacation payments, commissions, or any other compensation available. If additional amounts remain due, the employee agrees to promptly reimburse VIASOFT in accordance with company policy. Any amounts not recovered will be subject to collection action at employee's expense, including reimbursing VIASOFT for attorney fees and costs.

Resolution:
-----------

Any questions, disputes, or ambiguities that arise hereunder will be conclusively resolved by the President/CEO at his sole discretion. Any required interpretations of this plan will be made by the President/CEO at his sole discretion.


VIASOFT CONFIDENTIAL                                                           3
                       "CONFIDENTIAL TREATMENT REQUESTED"

FY97 Senior Vice President, Americas Incentive Plan for Kevin Hickey

Payment of Commissions and Bonuses:
-----------------------------------

Commissions are paid monthly in the last pay period of the month following the month earned. For example, commissions earned in July are paid in the last pay period of August.

Quarterly bonuses are paid on the last pay period of the month following the end of the fiscal quarter in which the bonus is earned. For example, a bonus earned at the completion of the first quarter (September 30) would be paid in the last pay period in October. The annual company performance bonus is paid on the first pay period following the completed annual audit.

Not an Employment Agreement:
----------------------------

Nothing in this incentive plan is intended to or does create terms of a contract of employment between any employee and VIASOFT, nor shall anything in this incentive plan restrict the right of VIASOFT to terminate an employee's employment at any time. Employees to whom this incentive plan applies are employed by VIASOFT on an "at-will" basis, and have no guarantee of continued employment for any period of time. VIASOFT may terminate such employees at any time without cause, without reason, and without prior notice.

The terms of this incentive plan only apply during VIASOFT's fiscal year commencing July 1, 1996, and ending June 30, 1997, and shall have no effect whatsoever in any other period. This plan replaces any and all plans in effect prior to July 1, 1996.

In the event of employment termination (voluntary or involuntary) during the stated plan period, the employee will be paid any earned commissions and bonuses in accordance with this plan and applicable state and federal laws. VIASOFT reserves the right to withhold any commission or bonus payments if VIASOFT has not yet received payment by the customer for that sale.

VIASOFT reserves the right to change, amend, or separate any employee from this plan at any time and for any reason, including (without limitation) changes in business conditions, corporate objectives, or an individual's performance. This can be done without prior notice.

No participant will have any right to money accrued through the plan unless and until all terms, provisions, or conditions, as set forth in this plan, have been met.

Employee Acknowledgment and Agreement:
--------------------------------------

I acknowledge that I have received, read, understand and agree to the terms and conditions of this plan.


/s/ Kevin Hickey                                              September 24, 1996
-----------------------------                                 ------------------
Kevin Hickey                                                  DATE
VIASOFT CONFIDENTIAL                                                           4